UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

		Page

Item 1.01	Entry into a Material Definitive Agreement	1

SIGNATURES		2

Item 1.01	Entry into a Material Definitive Agreement.

On January 3, 2017, we renewed our relationship with Ensono, LP, the provider for certain of our data center operations, by entering into a First Amended and Restated Global Master Services Agreement (the “MSA”) with Ensono. Under the MSA and related Statements of Work, which replace our existing agreements with Ensono, Ensono will, among other services, continue to provide certain data center operations, network management functions, technology help and service desks and disaster recovery services. The initial term ends on December 31, 2021, and has an aggregate minimum spend commitment over the initial five year period of approximately $158 million, with three options to renew for a period of up to one year each, at our election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Richard S. Mattessich
Richard S. Mattessich
Vice President, Associate General Counsel and Assistant Corporate Secretary

DATE: January 4, 2017